Exhibit 99.2
Brighter ideas with aluminum Brighter ideas with aluminum Philip Martens President & Chief Operating Officer Steve Fisher Senior Vice President & Chief Financial Officer

Safe Harbor Statement 2 Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of such statements in this presentation include, among other matters, our expectations for growth in the market for flat rolled products and our view of worldwide trends in aluminum demand. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; continuing obligations and other relationships resulting from our spin-off from Alcan Inc.; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers' industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 are specifically incorporated by reference into this presentation. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. We have included reconciliations of each of these measures to the most directly comparable GAAP measure. In addition, a more detailed description of these non-GAAP financial measures used in this presentation, together with a discussion of the usefulness and purpose of such measures, is included as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC with our earnings press release.

3 Agenda FINANCIAL HIGHLIGHTS DETAILED FINANCIAL PERFORMANCE NOVELIS' STRATEGY QUESTIONS AND ANSWERS OUTLOOK

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5 First Quarter Financial Highlights Shipments Up 15% to 746 Kilotonnes Net Sales Up 29% to $2.5 Billion Record Adjusted EBITDA Up 112% to $263 Million Record Liquidity of almost $1.1 Billion FCF of $34 Million Net Income of $50 Million (Q1FY11 vs. Q1FY10) Expect to Exceed $1B in Adjusted EBITDA in FY11

6 Shipments & Sales Demand Levels Recovering to Pre-Recession Levels Shipments by Region Total Company Shipments (Kt) - Sales (Millions)

7 Adjusted EBITDA and Shipments Adjusted EBITDA Grew by 112% YOY while Shipments Increased by 15% Increased Volumes Across All Regions Gains in Price & Mix Solid Cost Management Adjusted EBITDA (Millions) - Shipments (Kt) Driven by:

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Shipments & Sales 9 - Sales Increased 29% and Shipments Increased 15% Q1FY11 vs. Q1FY10 - - Operating at Capacity: Reaching Peak Shipment Levels - Shipments (Kt) - Sales (Millions)

10 Adjusted EBITDA & Shipments Adjusted EBITDA (Millions) - Shipments (Kt) Adjusted EBITDA Levels Sustainable

11 Sequential Income Statement FY10 FY10 FY10 FY10 FY11 Q1 Q2 Q3 Q4 Q1 Income Before Income Taxes 273 301 129 24 74 Significant Items Affecting Comparisons: Significant Items Affecting Comparisons: Significant Items Affecting Comparisons: Significant Items Affecting Comparisons: Significant Items Affecting Comparisons: Unrealized Gains (losses) on Derivatives 299 254 62 (37) (47) Restructuring Changes, Net (3) (3) (1) (7) (6) Tax Litigation Settlement in Brazil 6 - - - - Gain (loss) on Sale of Assets 1 - (1) (1) 13 Pre-Tax Income (loss) Excluding Above Items (30) 50 69 69 114 Strong Sequential Operating Growth (Millions)

Less Controllable Business Variables 12 Adjusted EBITDA Q1FY10 vs. Q1FY11 (Millions) Q1 FY10 Volume Price & Mix Operating Costs Primary Operations SG&A/Others FX G/L Metal Price Lag FX G/L Remeasurement Purchase Accounting Can Price Ceiling Q1 FY11

13 Strong Liquidity (Millions) Now Focused on Strategic Capital Allocation Decisions

$110 Q1 FCF Affected by: 14 Free Cash Flow (Millions) Working Capital Financing Activities in Asia & South America Higher Working Capital due to higher LME prices and volumes FY11 FCF to Exceed FY10 FCF of $355 Million

$110 Q1 FCF Affected by: 15 Free Cash Flow (Millions) Working Capital Financing Activities in Asia & South America Higher Working Capital due to higher LME prices and volumes FY11 FCF to Exceed FY10 FCF of $355 Million

16 Capital Expenditures Focus on Debottlenecking & Strategic Investments (Millions) Capex Plan: Deferred Capital Spend in Q1 to Meet Unexpected Increase in Demand Back-End Weighted Capital Spend ~

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18 What Differentiates Novelis Highly-Focused Business Model Drives Performance Worldwide Assets & Expertise Provide Unique Capabilities to Our Customers Majority of Product Portfolio comprised of Premium Products Sustainability Agenda Demonstrated by Our Recycling Leadership Recognized Global Leadership in Manufacturing

Build on Novelis' Focused Business Model to Become a Fully Integrated Global Company Reduce Overall Cost Base and Improve Manufacturing Efficiency Governed By Operating Efficiency Gains and IRR Hurdle Rates Drive Efficiencies and Reduce Costs "One Novelis" Exceed $1B of Adjusted EBITDA Strategic & Opportunistic Investments Novelis' Strategy 19

FRP Growth Worldwide from 2010 to 2015 Source: CRU, Novelis Estimates 20 (Kt) - Focusing Capex on Growing Economies - Asia, MENA & S.A. - - Europe & N.A. to Return to Pre-recession Levels - Areas of Focus

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Industrial/ Electronics Automotive Can Sheet N. AMERICA EUROPE S. AMERICA ASIA Overall Demand Trends in Aluminum Demand GLOBAL 4-8% 0% 6% 3-5% 8-10% >15% 7% 10% >10% >10% 10% 10% 8% 4% 4% 7% 6% 2-3% 8-10% 4-6% (CY09-14) Source: CRU, Novelis Estimates

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Income Statement

Reconciliation to Adjusted EBITDA

(in $ m)	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	FY 09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	FY 10	Q1 FY11
Net income (loss) attributable to our common shareholder	**24**	**(104)**	**(1,814)**	**(16)**	**(1,910)**	**143**	**195**	**68**	**(1)**	**405**	**50**
- Interest, net	(40)	(41)	(44)	(43)	(168)	(40)	(41)	(42)	(41)	(164)	(36)
- Income tax (provision) benefit	(35)	168	196	(83)	246	(112)	(87)	(48)	(15)	(262)	(15)
- Depreciation and amortization	(116)	(107)	(107)	(109)	(439)	(100)	(92)	(93)	(99)	(384)	(103)
- Noncontrolling interests	(2)	-	9	5	12	(18)	(19)	(13)	(10)	(60)	(9)
EBITDA	**217**	**(124)**	**(1,868)**	**214**	**(1,561)**	**413**	**434**	**264**	**164**	**1,275**	**213**
- Unrealized gain (loss) on derivatives	20	(221)	(463)	145	(519)	299	254	62	(37)	578	(47)
- Impairment charges	-	-	(1,500)	-	(1,500)	-	-	-	-	-	-
- Gain on debt exchange	-	-	-	122	122	-	-	-	-	-	-
- Proportional consolidation	(18)	(18)	(14)	(16)	(66)	(16)	(17)	2	(20)	(51)	(10)
- Restructuring charges, net	1	-	(15)	(81)	(95)	(3)	(3)	(1)	(7)	(14)	(6)
- Others costs, net	(4)	27	(3)	(9)	11	9	-	2	(3)	8	13
Additional Acquisition Related Costs	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	**218**	**88**	**127**	**53**	**486**	**124**	**200**	**199**	**231**	**754**	**263**
Other Income (Expense) Included in Adjusted EBITDA											
- Metal price lag	38	(11)	(2)	(5)	20	(30)	(10)	3	2	(35)	9
- Foreign currency remeasurement	(24)	(53)	29	(18)	(66)	5	13	(6)	4	16	(22)
- Purchase accounting	62	58	50	53	223	52	49	42	(2)	141	-
- Can price ceiling, net	(74)	(72)	(40)	(40)	(226)	(54)	(54)	(20)	-	(128)	-

© Novelis Inc. 2010
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25 Free Cash Flow (in $m) FY09 FY09 FY09 FY09 FY09 FY09 FY10 FY10 FY10 FY10 FY10 FY11 FY11 Q1 Q2 Q2 Q3 Q4 Full Year Q1 Q2 Q3 Q4 Full Year Q1 Cash provided by (used in) operating activities (351) (31) (31) (32) 194 (220) 256 195 179 214 844 22 Cash provided by (used in) investing activities 16 28 28 48 (219) (127) (233) (196) (55) 0 (484) 27 Less: Proceeds from sales of fixed assets (1) (1) (1) (2) (1) (5) (3) (1) 0 (1) (5) (15) Free Cash Flow (336) (4) (4) 14 (26) (352) 20 (2) 124 213 355 34

26 Explanation of Other Income (Expenses) Included in our Adjusted EBITDA 1) Metal Price Lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as Metal Price Lag. We have a risk management program in place to minimize impact of this "lag". 2) Foreign Currency remeasurement net of related hedges: All non-functional currency denominated Working Capital and Debt gets remeasured every period by the period end exchange rates. This impacts our profitability. Like Metal Price Lag, we have a risk management program in place to minimize impact of such Remeasurement. 3) Purchase Accounting: Following our acquisition, the consideration and transaction costs paid by Hindalco in connection with the transaction were "pushed down" to us and were allocated to the assets acquired and the liabilities assumed. These allocations are amortized over periods, impacting our profitability. A significant portion of such amortizations pertain to ceiling contracts. 4) Can Price ceilings: Some sales contracts contained a ceiling over which metal prices could not be contractually passed through to certain customers. This negatively impacted our margins and cash flows when the price we paid for metal was above the ceiling price contained in these contracts. These contracts expired December 31, 2009.